EXHIBIT 10.1.10

EXECUTION VERSION

AMENDED AND RESTATED SECURITY AGREEMENT

dated as of

November 1, 2024

between

PAGE EIGHT FUNDING LLC

and

CITIBANK, N.A.

as Collateral Agent

EXHIBITS

Exhibit I	Grantor Information

-i-

AMENDED AND RESTATED SECURITY AGREEMENT dated as of November 1, 2024, (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), between PAGE EIGHT FUNDING LLC, a Delaware limited liability company, and CITIBANK, N.A., a national banking association, as Collateral Agent (the “Collateral Agent”), and amends and restates in its entirety that certain Security Agreement dated as of May 11, 2012, (the “Original agreement”) among the foregoing parties.

Reference is made to the Eighth Amended and Restated Credit Agreement dated as of November 1, 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), among Page Eight Funding LLC (the “Grantor”), Consumer Portfolio Services, Inc. (“CPS”), the Lenders party thereto, and Citibank, N.A., as Administrative Agent and as Collateral Agent. The Lenders have agreed to extend credit to the Grantor subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01       Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement have the respective meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)            The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02       Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Article 9 Collateral” means all Collateral in which a security interest may be created pursuant to Article 9 of the New York UCC.

“Collateral” is defined in Section 2.01.

“Credit Agreement” is defined in the preliminary statement of this Agreement.

“Grantor” is defined in the preliminary statement to this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the due and punctual payment by the Grantor of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Grantor to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Grantor under or pursuant to the Credit Agreement and each of the other Loan Documents.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Records” means, with respect to any Receivable, the related Contract and any other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor, including, without limitation, the Data File, the Image File, the Receivable File and the Servicing File.

“Related Security” means, with respect to any Receivable:

(i)              all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(ii)            all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iii)          all contracts and agreements associated with such Receivable,

(iv)          all Records related to such Receivable, and

(v)            all proceeds of any of the foregoing.

“Secured Parties” means (a) the Lenders, (b) the Collateral Agent, (c) the beneficiaries of each indemnification obligation undertaken by the Grantor under any Loan Document and (d) the successors and assigns of each of the foregoing.

“Security Interest” is defined in Section 2.01.

ARTICLE II

Security Interests in Personal Property

Section 2.01       Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)              all Receivables now existing or hereafter arising (including, without limitation, (A) all Scheduled Receivables Payments and other amounts received with respect to the related Contracts from the opening of business on the day after the related Cut-Off Date and (B) the right to service such Contracts);

(ii)            all Other Conveyed Property in respect of the Receivables;

2

(iii)          all Collections;

(iv)          each Pledged Account;

(v)            all Related Security;

(vi)          all other rights and payments relating to such Receivables;

(vii)         all of Grantor’s rights under the Sale and Servicing Agreement (including (a) all rights to indemnification arising thereunder, and (b) all UCC financing statements filed pursuant thereto); and

(viii)       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(b)            The Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organizational identification number issued to it. The Grantor agrees to provide such information to the Collateral Agent promptly upon request. The Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)            The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.

(d)            The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC of any applicable jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens that have priority as a matter of law.

(e)            Notwithstanding anything to the contrary herein, upon direction by the Administrative Agent, the Collateral Agent will release its Lien on any Receivables sold pursuant to Section 3.2(a) or 4.7(a) of the Servicing Agreement and to execute and deliver to the Grantor or as the Grantor shall direct, at the Grantor’s expense, such additional instruments, including, without limitation, UCC financing statement releases, as the Grantor may reasonably request to effect or evidence such release.

Section 2.02       Representations and Warranties. The Grantor represents and warrant to the Collateral Agent and the Secured Parties that:

(a)            It has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b)            Exhibit I, setting forth the Grantor’s (i) exact legal name, (ii) location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located, (iii) identity or type of organization or corporate structure, (iv) Federal Taxpayer Identification Number or organizational identification number and (v) jurisdiction of organization, is correct and complete as of the Closing Date.

3

(c)            The Collateral is owned by the Grantor free and clear of any Lien, other than any Lien created by this Agreement or the Credit Agreement. The Grantor has not filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral or (ii) any assignment in which the Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for the Lien created by this Agreement or the Credit Agreement.

Section 2.03       Covenants. (a) The Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization. The Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. The Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

(b)            The Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

(c)            Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a) of the Credit Agreement, the Grantor shall deliver to the Collateral Agent a certificate executed by a Financial Officer and a legal officer of the Grantor (i) setting forth (A) its full legal name, (B) the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (C) its identity or type of organization or corporate structure, (D) its Federal Taxpayer Identification Number or organizational identification number and (E) its jurisdiction of organization and (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations have been made.

(d)            The Grantor shall, at its own expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien.

(e)            The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

4

(f)             At its option, the Collateral Agent may, and upon instructions from the Administrative Agent shall, discharge (subject to receipt of applicable funds) past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent the Grantor or the Servicer fails to do so as required by the Credit Agreement, the Receivables Servicing Agreement or this Agreement, and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g)            The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Grantor agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(h)            The Grantor shall not make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as permitted by the Credit Agreement. The Grantor shall not make or permit to be made any transfer of the Collateral and it shall remain at all times in possession of the Collateral owned by it, except that unless and until the Administrative Agent shall notify the Grantor and the Collateral Agent that an Event of Default shall have occurred and be continuing and that during the existence thereof the Grantor shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantor may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement, the Sale and Servicing Agreement or any other Loan Document.

(i)              The Grantor will not, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices.

(j)              If at any time the Grantor shall take a security interest in any property of an Obligor or any other person to secure payment and performance of a Receivable, it shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Obligor or other person granting the security interest.

Section 2.04       Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, the Grantor agrees, at its own expense, to take the following actions with respect to the following Collateral:

(a)            Instruments. If the Grantor shall at any time hold or acquire any instruments, it shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent or the Administrative Agent may from time to time reasonably request.

(b)            Pledged Accounts. The Grantor shall arrange for Wells Fargo Bank, National Association, the Collateral Agent or a Lender to be the depositary with respect to each Pledged Account.

5

ARTICLE III

Remedies

Section 3.01       Remedies Upon Default. During the existence of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have, in addition to all rights and remedies of a secured party under the UCC of any applicable jurisdiction, the right (acting at the direction of the Majority Lenders of the Highest Priority Class) to take any of or all the following actions at the same or different times: with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and Section 8.05(d) of the Credit Agreement the Loans Documents and acting at the direction of the Majority Lenders of the Highest Priority Class, to sell or otherwise dispose of all or any part of the Collateral (including, without limitation, the sale of the Collateral in connection with a securitization thereof) at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate; provided that any such public or private sale shall be called and conducted in a manner that complies with applicable law); provided, further, however, that the Collateral Agent and the Lenders shall not sell or enter into a binding commitment to sell any Receivables or other Collateral prior to the Class B Purchase Right Termination Date (and if one or more Class B Lender exercises its Class B Purchase Right, from and after the delivery of a Class B Purchase Option Notice, unless the Class B Purchase Option Notice is revoked pursuant to the terms of the Credit Agreement or the Class B Purchase Option Lenders fail to complete such Class B Purchase Right on such Class B Purchase Option Exercise Date), without the prior written consent of the Class B Lender (or the Class B Purchase Option Lenders, if different). The Collateral Agent shall be authorized at any sale of the Collateral (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will make such representations and agreements as necessary or advisable to ensure compliance with any applicable laws. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

6

The Collateral Agent shall give the Grantor ten (10) Business Days’ prior written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral (acting at the direction of the Majority Lenders of the Highest Priority Class); provided, however, that the Collateral Agent and the Lenders shall not sell or enter into a binding commitment to sell any Receivables or other Collateral prior to the Class B Purchase Right Termination Date (and if one or more Class B Lender exercises its Class B Purchase Right, from and after the delivery of a Class B Purchase Option Notice, unless the Class B Purchase Option Notice is revoked pursuant to the terms of the Credit Agreement or the Class B Purchase Option Lenders fail to complete such Class B Purchase Right on such Class B Purchase Option Exercise Date), without the prior written consent of the Class B Lender (or the Class B Purchase Option Lenders, if different). Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion (such discretion to be exercised in a manner consistent with the prior direction of the Majority Lenders of the Highest Priority Class). The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine (in consultation with the Majority Lenders of the Highest Priority Class) not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may (in consultation with the Majority Lenders of the Highest Priority Class), without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by and in compliance with law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free (to the extent consistent with the prior direction of the Majority Lenders of the Highest Priority Class) to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; provided, that the cash proceeds of any such sale shall be applied by the Collateral Agent in accordance with Section 3.02. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed (acting at the direction of the Majority Lenders of the Highest Priority Class) by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver; provided however, that the Collateral Agent and the Lenders shall not sell or enter into a binding commitment to sell any Receivables or other Collateral prior to the Class B Purchase Right Termination Date (and if one or more Class B Lender exercises its Class B Purchase Right, from and after the delivery of a Class B Purchase Option Notice, unless the Class B Purchase Option Notice is revoked pursuant to the terms of the Credit Agreement or the Class B Purchase Option Lenders fail to complete the Class B Purchase Right on such Class B Purchase Option Exercise Date), without the prior written consent of the Class B Lender (or the Class B Purchase Option Lenders, if different). Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

7

Section 3.02       Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of fees of the Collateral Agent, if any, and all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Grantor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and any other obligations of Grantor in favor of the Collateral Agent (including without limitation, indemnity and hold harmless obligations under this Agreement);

SECOND, to the payment in full of the Obligations (in accordance with the provisions of Section 5.7(c) of the Sale and Servicing Agreement) in the manner directed by the Instructing Party; and

THIRD, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement except as directed by the Instructing Party. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE IV

Miscellaneous

Section 4.01       Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.07 of the Credit Agreement.

Section 4.02       Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any default, regardless of whether the Collateral Agent, the Administrative Agent or any Lender may have had notice or knowledge of such default at the time. No notice or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor, subject to any consent required in accordance with Section 9.01 of the Credit Agreement.

8

Section 4.03       Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its fees and expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b)            Without limitation of its indemnification obligations under the other Loan Documents, the Grantor agrees to indemnify the Collateral Agent and the other Indemnified Parties (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnified Party, incurred by or asserted against any Indemnified Party arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing or any agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct, negligence or bad faith of such Indemnified Party.

(c)            Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, any assignment or appointment of successor Collateral Agent, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable on written demand therefor.

Section 4.04       Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Subject to the applicable provisions of Section 8.03 of the Credit Agreement, the Collateral Agent may resign from its role hereunder at any time by notifying the Administrative Agent, the Lenders and the Borrower.

Section 4.05       Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the Lenders and, to the extent made or delivered to the Collateral Agent, by the Collateral Agent and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

Section 4.06       Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute single contract, and shall become effective as provided in this Section 4.06. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 4.07       Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or uneforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9

Section 4.08       Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Grantor against any of and all the obligations of the Grantor now or hereafter existing under this Agreement owed to such Lender or Affiliate, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Affiliate under this Section 4.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender or Affiliate may have.

Section 4.09       Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)            The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantor or its properties in the courts of any jurisdiction.

(c)            The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 4.10       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

Section 4.11       Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.12       Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement.

10

Section 4.13       Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than contingent indemnification obligations, which shall survive) have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement.

(b)            Upon any sale or other transfer by the Grantor of any Collateral that is permitted under the Credit Agreement or the Sale and Servicing Agreement, the security interest in such Collateral shall be automatically released.

(c)            In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to the Grantor, at the Grantor’s expense and upon receipt from Grantor of any and all documentation the Collateral Agent may request in support of its determination that the conditions of paragraphs of (a) and (b) have been satisfied, all documents that the Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Collateral Agent.

Section 4.14       Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Collateral Agent the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, during the existence of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Receivables to any Obligor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Grantor to notify, Obligors to make payment directly to the Collateral Agent; (h) to endorse, as appropriate, the Lien Certificate relating to any Financed Vehicle, in order to cause a change in the registration of legal owner of the Financed Vehicle to Collateral Agent or its designee at such time as such Lien Certificate is endorsed and delivered to the relevant state department of motor vehicles with appropriate fees; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 4.15       Effect of Section 5.7 of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement, any moneys released to the Grantor pursuant to the provisions of Section 5.7 of the Sale and Servicing Agreement, and the proceeds thereof, shall not constitute Collateral or be subject to any security interest granted or purportedly granted pursuant to this Agreement, and the Grantor shall have no obligations under this Agreement with respect to any moneys released to the Grantor pursuant to the provisions of Section 5.7 of the Credit Agreement, or the proceeds thereof.

11

Section 4.16       Amendment and Restatement. The amendment and restatement of the Original Agreement pursuant to this Agreement shall become effective concurrently with the effectiveness of the Credit Agreement. This Agreement amends and restates the Original Agreement in its entirety. This Agreement is not intended to constitute a novation of any obligations under the Original Agreement or any other Transaction Document (the “Original Obligations”) or a termination or extinguishment of the liens securing the Original Obligations, which Original Obligations shall remain outstanding and repayable pursuant to the terms of the Credit Agreement and which liens shall remain attached, enforceable and perfected securing such Original Obligations and all additional obligations arising under the Credit Agreement or any other Transaction Document. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

[Signature page follows.]

12

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PAGE EIGHT FUNDING LLC, as Grantor,

By: /s/ Denesh Bharwani Name: Denesh Bharwani Title: VP/CFP

CITIBANK, N.A., as Collateral Agent,

By: /s/ David DeBenedetto Name: David DeBenedetto Title: Authorized Signatory

[Citi/CPS - Amended and Restated Security Agreement]

13

Exhibit I

Grantor Information

1.	Legal name	Page Eight Funding LLC
2.	Location of chief executive office, principal place of business, any additional office in which books and records are maintained or at which Collateral is located	19500 Jamboree Road Irvine, California 92612
3.	Type of organization or corporate structure	Limited liability company
4.	Federal Taxpayer Identification Number or organizational identification number	45-3991375
5.	Jurisdiction of organization	Delaware

14